Exhibit 5.2

November 7, 2016

Global Indemnity Limited

27 Hospital Road

George Town, Grand Cayman, KY1-9008

Cayman Islands

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. counsel to Global Indemnity Limited, a Cayman Islands exempted company (the “Company”), as successor issuer to Global Indemnity plc, a public limited company incorporated under the laws of Ireland, in connection with the preparation of a post-effective amendment to the registration statement on Form S-3 (as amended, the “Registration Statement”) to be filed on the date hereof by the Company, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities: (i) shares of A ordinary shares, par value $0.0001 per share, of the Company (the “A Shares”); (ii) shares of B ordinary shares, par value $0.0001 per share (the “B Shares”, and together with the A Shares, the “Ordinary Shares”); (iii) shares of preferred shares, par value $0.0001 per share, of the Company (the “Preferred Shares”), in one or more series; (iv) fractional shares of the Company’s Preferred Shares represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), proposed to be entered into between the Company and a bank or trust company to be named (the “Depositary”); (v) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued under the Indenture (the “Indenture”) entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which has been filed

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November 7, 2016

as an exhibit to the Registration Statement; (vi) warrants (“Warrants”) to purchase A Shares, Preferred Shares or Debt Securities (the “Warrants”) as shall be designated by the Company at the time of the offering and issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (the “Warrant Agent” or “Warrant Agents”); (vii) stock purchase contracts of the Company (“Stock Purchase Contracts”) obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Common Stock at a future date or dates, which may be issued under one or more purchase contract agreements (each, a “Stock Purchase Contract Agreement”) proposed to be entered into by the Company and a purchase contract agent or agents to be named (the “Stock Purchase Contract Agent” or “Stock Purchase Contract Agents”); (viii) stock purchase units of the Company (“Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and any of the Debt Securities or debt obligations of third parties, including United States Treasury securities, in each case securing a holder’s obligation to purchase shares of Common Stock under the Stock Purchase Contract; and (ix) such indeterminate amount of Debt Securities, Warrants, Stock Purchase Contracts, Stock Purchase Units and number of shares of Depositary Shares as may be issued upon conversion, exchange or exercise of any Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts or Stock Purchase Units, including such shares of Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, the “Indeterminate Securities”). The Debt Securities, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions stated herein, we have examined relied upon the following:

(a) the Registration Statement; and

(b) the form of the Indenture, filed as an exhibit to the Registration Statement;

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the

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November 7, 2016

authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Transaction Agreements (as defined below).

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any jurisdiction other than Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures and officer’s certificates thereto, the Warrant Agreement, the Deposit Agreements, and the Stock Purchase Contract Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee authorized to act on its behalf, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any officer’s certificate or supplemental indenture thereto to be entered into in connection with the issuance of such Offered Debt Securities; (v) the terms of the Offered Debt Securities and the issuance and sale thereof have been duly established in conformity with the Indenture and any such officer’s certificate or

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November 7, 2016

supplemental indenture establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the memorandum and articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Indenture and any officer’s certificate or supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto and certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any officer’s certificate or supplemental indenture establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such officer’s certificate or supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Warrants), when issued and sold in accordance with the Indenture and any such officer’s certificate or supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms in accordance with the laws of the State of New York.

2. With respect to any series of Warrants to be offered pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee authorized to act on its behalf, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and the Offered Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and the issuance and sale thereof have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the memorandum and articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed and countersigned in accordance with the provisions

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November 7, 2016

of the applicable Warrant Agreement and duly issued and sold in accordance with the provisions of the applicable Warrant Agreement and in the manner contemplated in the Registration Statement, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

3. With respect to any Depositary Shares to be offered pursuant to the Registration Statement, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee authorized to act on its behalf, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Depositary Shares and related matters; (v) a Deposit Agreement relating to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Depositary Shares and the issuance and sale thereof have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the memorandum and articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Receipts evidencing the Offered Depositary Shares have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly issued and sold in accordance with the provisions of such Deposit Agreement and in the manner contemplated in the Registration Statement; (viii) the Preferred Shares relating to such Offered Depositary Shares have been duly and validly issued and paid for under Irish law and in the manner contemplated in the Registration Statement; and (ix) the Receipts evidencing the Offered Depositary Shares are duly issued against the deposit of such Preferred Shares in accordance with the Deposit Agreement, such Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, and the Offered Depositary Shares, when issued and sold in accordance with the applicable Deposit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be legally issued and will entitle the holders thereof to the rights specified in the Offered Depositary Shares and in the applicable Deposit Agreement.

Global Indemnity Limited

November 7, 2016

4. With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement, including any Indeterminate Securities constituting Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee authorized to act on its behalf, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and the Offered Securities of the Company for which the Offered Stock Purchase Contracts may be settled, the consideration to be received therefor and related matters; (v) a Stock Purchase Contract Agreement relating to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Stock Purchase Contracts and issuance and sale thereof have been duly established in conformity with the applicable Stock Purchase Contract Agreement so as not to violate any applicable law, the memorandum and articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement and duly issued and sold in accordance with the provisions of such Purchase Contract Agreement and in the manner contemplated in the Registration Statement, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon conversion, exchange or exercise of any Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable Stock Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5. With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement, including any Indeterminate Securities constituting Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has

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November 7, 2016

become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee authorized to act on its behalf, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and the Offered Securities of the Company for which the Offered Stock Purchase Units may be settled, the consideration to be received therefor and related matters; (iv) a Stock Purchase Unit Agreement relating to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Unit Agreement of which the Stock Purchase Contracts are a component so as not to violate any applicable law, the memorandum and articles of association of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the applicable Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Stock Purchase Contract Agreement and duly issued and sold in accordance with such Stock Purchase Contract Agreement and in the manner contemplated in the Registration Statement, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon conversion, exchange or exercise of any Preferred Shares, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts or Stock Purchase Units), when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

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(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(e) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality;

(g) we have assumed that the laws of the State of New York will be chosen to govern the Warrant Agreements, Warrants, Deposit Agreements, Depositary Shares, Stock Purchase Contract Agreements and Stock Purchase Contracts and that such choice is and will be a valid and legal provision;

(h) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(i) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process; and

(j) we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Receipts, Stock Purchase Contracts and Stock Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee, Warrant Agent, Depositary or Stock Purchase Contract Agent.

Global Indemnity Limited

November 7, 2016

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which it is a party;

(b) the Company has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which it is a party;

(c) neither the execution and delivery by the Company of the Transaction Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the memorandum and articles of association or any other comparable organizational document, as applicable, of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject; and

(d) neither the execution and delivery by the Company of the Transaction Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the applicable Securities requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Global Indemnity Limited

November 7, 2016

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP